Exhibit 99.1

News Release

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900, mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2009 Second Quarter Results

August 17, 2009: Germantown, MD – Telkonet, Inc. (NYSE Amex: TKO), a Clean Technology company that develops and manufactures proprietary energy management and SmartGrid networking technology, announced today second quarter results for the period ended June 30, 2009. Telkonet has reflected MSTI Holdings, Inc. (OTCBB: MSHIE) or “MST” results of operations in the condensed consolidated statement of operations through the date of the disposal (April 22, 2009) as discontinued operations for all periods presented.

For the 2009 second quarter, Telkonet, Inc. had revenue of $3.1 million, a decrease of 33% compared to $4.6 million in the 2008 second quarter. The Company’s second quarter results for 2009 were impacted by the challenges presented by the current economic environment, which significantly impacted Telkonet’s largest target market, the Hospitality segment. Telkonet’s revenues increased by 7% when compared to the quarter ended March 31, 2009.

Telkonet, Inc. reported gross margins of 57% for the second quarter of 2009 compared to the 2008 second quarter of 42%, and 52% in the first quarter of 2009.

Selling, general and administrative expenses were $1.7 million, compared to $2.6 million in the 2008 second quarter and $1.6 million in the 2009 first quarter.

Telkonet, Inc. reported a 2009 second quarter net income of $7.4 million, or $0.08 per share, compared to a net loss of $(4.2) million or $(0.08) per share in the 2008 second quarter. Net income for the second quarter of 2009 included a gain on deconsolidation of MSTI of $6.9 million, or $0.07 per share.

Excluding the results of operations of MST, Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, in the second quarter of 2009 of approximately $(185,000) compared to a negative adjusted EBITDA of $(1.2) million in the 2008 second quarter.

“Our financial results in the second quarter represent a significant milestone for the Company and our shareholders, which is the deconsolidation of our former MST subsidiary,” said Jason Tienor, Chief Executive Officer of Telkonet, Inc. “Our financial statements now provide much-needed financial transparency, and we are able to highlight to shareholders the positive results of the Company’s restructuring efforts over the past 18 months. Although this year has not provided the top-line sales growth anticipated after 2008’s record year, primarily due to the impact of the economy on our customers, we have continued to grow our sales pipeline, so that when the economy rebounds the Company will be positioned to realize our long-term goals of sustained growth and increased shareholder value. In addition, we believe that our near-term goals are within reach and we expect to achieve positive EBITDA for the first time in the Company’s history.”

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For the six months ended June 30, 2009, Telkonet had revenue of $6.0 million, a decrease of 31% compared to $8.6 million in the six months ended June 30, 2008. Telkonet, Inc. reported gross margins of 55% for the six months ended June 30, 2009 compared to 35% for the six months ended June 30, 2008.

Selling, general and administrative expenses were $3.4 million for the six months ended June 30, 2009, compared to $5.1 million for the six months ended June 30, 2008.

Telkonet, Inc. reported a net income of $6.3 million, or $0.07 per share, for the six months ended June 30, 2009, when compared to a net loss of $(9.3) million, or $(0.13) per share for the six months ended June 30, 2008. Net income in 2009 includes a $6.9 million gain on the deconsolidation of MST. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately $(565,000) for the six months ended June 30, 2009, compared to negative adjusted EBITDA of $(3.2) million for the six months ended June 30, 2008.

Conference Call
The Company will hold a conference call Monday, August 17 at 8:30 a.m. Eastern Time to discuss these results. Interested parties should dial 866-893-4204 (domestically) or 706-758-7105 (internationally). Please use 24338595 as the conference ID number. There will be a replay of the call available until September 18, 2009 posted on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended June 30, 2009 and 2008, the Company excluded items in the following general categories, each of which are described below:

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Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the quarter ended June 30, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Gain on Derivative Liability. During the quarter ended June 30, 2009, the Company recorded a non-cash gain on the derivative liability of $1,175,573 in connection with the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such derivatives that were reclassified as liabilities from additional paid-in capital for the quarter ended June 30, 2009 totaled $1,219,775. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Other Expense. In the first quarter of 2008, the Company recorded a non-recurring non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Impairment write-down in investment in affiliate. In the second quarter of 2008, the Company recorded a one-time non-cash expense of $380,000 in connection with the issuance of 600,000 shares of Company stock attributable to the release of shares from a purchase price contingency escrow. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

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About Telkonet
Telkonet provides integrated, centrally-managed energy management and SmartGrid networking solutions that improve energy efficiency and reduce the demand for new energy generation. The Company’s energy management systems, aimed at the hospitality, commercial, government, healthcare and education markets, are dynamically lowering HVAC costs in over 140,000 rooms, and are an integral part of various utilities’ green energy efficiency and rebate programs.

Primarily targeting SmartGrid and utility applications, Telkonet’s patented powerline communications (PLC) platform delivers cost-effective, robust networking, with real-time online monitoring and maintenance capabilities, increasing the reliability and energy efficiency across the entire utility grid. www.telkonet.com.

All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income (loss), as reported	$7,409,489	$(4,231,841)	$6,301,787	$(9,352,872)
Net (income) loss from discontinued operations	123,438	1,174,339	635,735	2,041,760
Net (gain) from discontinued operations	(6,932,586)	-	(6,932,586)	-
Net income (loss) from continuing operations	600,341	(3,057,502)	4,936	(7,311,112)

Financing expense, net	212,720	152,832	481,536	349,804
Depreciation and amortization	93,683	107,577	180,517	215,154

EBITDA attributed to Telkonet segment	906,744	(2,797,093)	666,989	(6,746,154)

Adjustments:
Loss on sale of investment	-	-	29,371	-
Other expense	-	-	-	1,598,203
(Gain) loss on derivative liability	(1,175,573)	1,018,453	(1,439,274)	1,018,453
Impairment write-down in investment in affiliate	-	380,000	-	380,000
Stock based compensation	83,810	206,432	177,620	510,130

Adjusted EBITDA	$(185,019)	$(1,192,208)	$(565,294)	$(3,239,368)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2009	2008	2009	2008
Revenues, net:
Product	$2,098,640	$3,781,214	$4,017,067	$6,983,451
Recurring	1,011,729	826,917	1,991,254	1,662,246
Total Revenue	3,110,369	4,608,131	6,008,321	8,645,697

Cost of Sales:
Product	1,032,183	2,265,073	2,108,822	4,723,851
Recurring	303,513	422,680	609,347	858,063
Total Cost of Sales	1,335,696	2,687,753	2,718,169	5,581,914

Gross Profit	1,774,673	1,920,378	3,290,152	3,063,783

Operating Expenses:
Research and Development	222,316	492,689	498,278	1,157,811
Selling, General and Administrative	1,737,376	2,619,897	3,357,168	5,145,340
Impairment write-down in investment in affiliate	-	380,000	-	380,000
Stock Based Compensation	83,810	206,432	177,620	510,130
Depreciation and Amortization	93,683	107,577	180,517	215,154
Total Operating Expense	2,137,185	3,806,595	4,213,583	7,408,435

Loss from Operations	(362,512)	(1,886,217)	(923,431)	(4,344,652)

Other Income (Expenses):
Financing Expense, net	(212,720)	(152,832)	(481,536)	(1,948,007)
Gain (Loss) on Derivative Liability	1,175,573	(1,018,453)	1,439,274	(1,018,453)
(Loss) on Sale of Investment	-	-	(29,391)	-
Total Other Income (Expenses)	962,853	(1,171,285)	928,367	(2,966,460)

Income (Loss) Before Provision for Income Taxes	600,341	(3,057,502)	4,936	(7,311,112)
Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$600,341	$(3,057,502)	$4,936	$(7,311,112)

Discontinued Operations
Income (Loss) from Discontinued Operations	(123,438)	(1,174,339)	(635,735)	(2,041,760)
Gain on Deconsolidation	6,932,586	-	6,932,586	-

Net Income (Loss)	$7,409,489	$(4,231,841)	$6,301,787	$(9,352,872)

Net income (loss) per share:
Income (loss) per share from continuing operations - basic	$0.01	$(0.04)	$0.00	$(0.10)
Income (loss) per share from continuing operations - diluted	0.01	$(0.04)	$0.00	$(0.10)
Income (loss) per share from discontinued operations – basic	$0.07	$(0.01)	$0.07	$(0.03)
Income (loss) per share from discontinued operations – diluted	$0.07	$(0.01)	$0.07	$(0.03)
Net income (loss) per share – basic	$0.08	$(0.05)	$0.07	$(0.13)
Net income (loss) per share - diluted	$0.08	$(0.05)	$0.07	$(0.13)

Weighted Average Common Shares Outstanding - basic	94,765,021	77,319,806	92,550,245	74,583,911
Weighted Average Common Shares Outstanding - diluted	94,765,021	77,319,806	92,550,245	74,583,911

Comprehensive Income (Loss):
Net Income (Loss)	$7,409,489	$(4,231,841)	$6,301,787	$(9,352,872)
Unrecognized Gain (Loss) on Investment	-	(1,019,237)	32,750	(1,558,204)

Comprehensive Income (Loss)	$7,409,489	$(5,251,078)	$6,334,537	$(10,911,076)

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